UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 18, 2022

MidWestOne Financial Group, Inc.
(Exact name of registrant as specified in its charter)

Commission file number 001-35968

Iowa	42-1206172
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)
102 South Clinton Street
Iowa City, Iowa 52240
(Address of principal executive offices, including zip code)
(319) 356-5800
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	MOFG	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On October 19, 2022, MidWestOne Financial Group, Inc. (the “Company”) announced that it has appointed Charles (Chip) N. Reeves to serve as the Chief Executive Officer of the Company and MidWestOne Bank, its wholly owned bank subsidiary (the “Bank”), effective November 1, 2022. Len Devaisher, who has been serving as the Company’s and the Bank’s interim Chief Executive Officer and President, will continue to serve as the President of both entities. Effective November 1, 2022, Charles N. Funk, who has served as the Chief Executive Officer of the Company since 2008 and of the Bank since 2000, will step down from those positions and will serve as a special advisor to Mr. Reeves through April 2023. Mr. Funk will also continue to serve on the boards of directors of the Company and the Bank.

Appointment of Mr. Reeves. Mr. Reeves, age 54, has served in the banking industry for 32 years. He most recently served as President and Chief Executive Officer of Beach Bancorp, Inc. and its banking subsidiary, Beach Bank. Beach Bank was a community bank headquartered in Fort Walton Beach that was acquired in 2022. Prior to Beach Bank, Mr. Reeves served as President and Chief Operating Officer of the Bank of the Cascades, a $3.2 billion bank headquartered in Bend, Oregon, which was acquired in 2017.

On October 18, 2022, the Company and Mr. Reeves entered into an employment agreement, the form of which is substantially similar to the employment agreements entered into with the other executive officers of the Company. The agreement will be effective November 1, 2022 and provides Mr. Reeves with an annual base salary of $625,000, minimum annual target incentive award opportunities and certain employee and fringe benefits. Mr. Reeves will receive a 2022 incentive bonus of $62,500 and an initial award of restricted stock units with a grant date value of $250,000. On the Company’s next regularly scheduled grant date in 2023, he will also receive an additional restricted stock units award with a grant date value of $325,000, split equally between time-vested and performance-vested units. Mr. Reeves will also be eligible to receive ongoing equity awards in the ordinary course. The employment agreement provides for an initial three-year term, subject to automatic renewals.

There are no family relationships between Mr. Reeves and any of the Company’s directors or executive officers. There is no arrangement or understanding between Mr. Reeves and any other person pursuant to which he was selected as an officer and director, nor is the Company aware of any related-person transaction or series of transactions required to be disclosed under Item 404(a) of Regulation S-X promulgated under the Securities Exchange Act of 1934, as amended.

The foregoing description of the employment agreement between the Company and Mr. Reeves is qualified in its entirety by the text of the employment agreement, attached hereto as Exhibit 10.1.

Mr. Funk’s Retirement. Mr. Funk will step down as Chief Executive Officer of the Company and the Bank, effective November 1, 2022. The Company and Mr. Funk anticipate entering into a letter agreement to amend his current employment agreement that will provide for, among other things, his service as the Company's "Special Advisor to the CEO" until his retirement in April 2023.

Mr. Funk will continue to serve as a director of the Company and the Bank following November 1, 2022.

The Company will file any letter agreement in a future filing.

Director Retirement and Appointment. In connection with his service as Chief Executive Officer, Mr. Reeves has also been appointed to the boards of directors of the Company and the Bank, effective November 1, 2022. He will serve as a Class I director at the Company, which term expires at the 2023 annual meeting of shareholders. Mr. Reeves will fill the vacancy created by the retirement of Douglas K. True, who announced his retirement on October 18, 2022, which will be effective on November 1, 2022. Mr. True’s retirement was not due to any disagreement with the Company.

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 18, 2022, the Company’s board of directors voted to amend the Company’s Third Amended and Restated Bylaws (the “Bylaws”). The amendments to the Bylaws were effective immediately and related to the following:

a.the deletion of certain requirements that had been implemented in connection with the Company’s merger with Central Bancshares, Inc. on May 1, 2015 and that have expired (Section 3.2 of the Bylaws); and
b.clarification of the existing roles and appointment of the Company’s president (Sections 3.4, 4.1 and 4.7 of the Bylaws).

The foregoing description of the amendments to the Third Amended and Restated Bylaws does not purport to be complete and is qualified by reference to the full text of the Third Amended and Restated Bylaws, as amended, which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01.    Regulation FD Disclosure.
On October 19, 2022, the Company issued a press release announcing Mr. Reeves’s appointment as Chief Executive Officer of the Company and the Bank. A copy of the press release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

The information contained in Item 7.01, including Exhibit 99.1 furnished herewith, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that section, nor shall it be deemed incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except to the extent required by applicable law or regulation.

Item 8.01.    Other Events.
The Board of Directors of MidWestOne Financial Group, Inc. declared a cash dividend of $0.2375 per common share on October 18, 2022. The dividend is payable December 15, 2022, to shareholders of record at the close of business on December 1, 2022.
Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

3.1	Third Amended and Restated Bylaws, as amended on October 18, 2022
10.1	Employment Agreement between the Company and Charles N. Reeves, effective as of November 1, 2022
99.1	Press Release issued October 19, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWESTONE FINANCIAL GROUP, INC.

Dated:	October 19, 2022	By:	/s/ BARRY S. RAY
Barry S. Ray
Chief Financial Officer